Exhibit 99.1

At NationsHealth:	At Rx Communications Group:

Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571
FOR IMMEDIATE RELEASE
NATIONSHEALTH RECEIVES NASDAQ NOTIFICATION
Sunrise, FL — May 30, 2006 — NationsHealth, Inc. (Nasdaq: NHRX, NHRXW, NHRXU) announced today that on May 23, 2006 it was advised by the Nasdaq Listing Qualifications Department that the Nasdaq staff is reviewing the Company’s eligibility for continued listing on The Nasdaq National Market because the Company does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing under Maintenance Standard 1 set forth in Marketplace Rule 4450(a)(3). The Nasdaq staff additionally noted that the Company did not at such time meet the continued listing requirements under Maintenance Standard 2 because the market value of its publicly held shares (i.e., the Company’s total shares outstanding less any shares held by officers, directors or beneficial owners of 10 percent or more) was not at least $15,000,000.
To facilitate the Nasdaq staff’s review, the Company has been asked to provide on or before June 7, 2006 a specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements. Under Maintenance Standard 1, this may include demonstrating a plan of achieving compliance with the minimum $10,000,000 stockholders’ equity requirement. Alternatively, under Maintenance Standard 2, this may involve demonstrating achieving compliance with the $15,000,000 minimum value of its publicly held shares requirement. As of the close of trading on each of May 25 and May 26, 2006, the market value of the Company’s publicly held shares was above $15,000,000.
The Company is currently evaluating its alternatives to resolve the listing deficiency, and is preparing the plan requested by Nasdaq. If the plan is not accepted by Nasdaq or if the alternative selected by the Company does not resolve the listing deficiency, the Company will apply for listing on The Nasdaq Capital Market. The Company currently is in compliance with the listing standards of The Nasdaq Capital Market.
About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth has a strategic alliance with CIGNA to offer their Medicare Part D prescription drug plans nationally. Prior to launching its Medicare Part D business, NationsHealth offered free discount prescription cards, accepted at over 50,000 pharmacies nationwide, to approximately 2.9 million cardholders. In addition, NationsHealth provides home delivery of diabetes and ostomy medical products to 102,000 patients. NationsHealth is also the provider of diabetes supplies to 12,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. For more information please visit http://www.nationshealth.com.
This press release contains forward-looking statements about NationsHealth, including statements regarding the Company’s plan to achieve compliance with the Nasdaq continued listing requirements and future financial results, none of which should be construed in any manner as a guarantee that such compliance or results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005 and NationsHealth’s other reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.